57027

                      Capital Appreciation Variable Account
                       Global Governments Variable Account

                     Government Securities Variable Account
                           High Yield Variable Account

                        Managed Sectors Variable Account
                          Money Market Variable Account
                          Total Return Variable Account

                              (Each, an "Account")

                                   Form N-SAR
                                   Item 77Q-1

Each Account has an Amended and Restated Rules and Regulations dated February 7, 2001, as contained in Money Market Variable Account's Post-Effective Amendment No. 28 to the Registration Statement on Form N-3 (File No. 2-79141), as filed with the Securities and Exchange Commission via EDGAR on March 1, 2001. Such documents are incorporated herein by reference.